EXHIBIT 3.4

                              ARTICLES OF AMENDMENT

                               SEPTEMBER 24, 1993

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                            BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 1 71)


                                     Alberta





REGISTRIES
Corporate Registry                                        ARTICLES OF AMENDMENT
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1.     NAME OF CORPORATION.                          2.  CORPORATE ACCESS NUMBER
       DURGA RESOURCES LTD.                              20560582

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3.     ITEM NO.  1    OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED
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                 IN ACCORDANCE WITH SECTION 167.1A. OF THE BUSINESS CORPORATIONS
                 ACT.

LEADER MINING CORPORATION
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DATE                                    SIGNATURE
TITLE



09/24/93                                /S/_____________________________________
                                                  CONTROLLER